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                                                               Exhibit No. 15(e)


                              ROGGE GLOBAL PARTNERS

                        EMPLOYEES, OFFICERS AND DIRECTORS

                                 CODE OF ETHICS

                                Table of Contents

Scope                                                                          1
Purpose                                                                        1
Requirement for Personal Securities Transactions                               1
Requirement for Clearance                                                      1
Requirement for Reports                                                        2
Penalty for Code Violation                                                     2
Liability for Code Administration                                              2
Effective Date                                                                 2

Part A:  Provision for all Employees                                           3
         Who is Covered by Part A                                              3
         Prohibited Conduct                                                    3
         Reporting Personal Securities Accounts                                4
         Notification of Securities Transactions                               4
         Definitions                                                           5
         Disclosure of Outside Employment                                      6

Part B:  Provisions for Restricted Persons                                     7
         Who Is Covered By Part B                                              7
         Clearance Requirements                                                7
         Additional Reporting Requirements                                     8


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                              ROGGE GLOBAL PARTNERS

                        EMPLOYEES, OFFICER AND DIRECTORS

                                 CODE OF ETHICS

SCOPE

This Code of Ethics covers all employees, officer and directors within Rogge Global Partners.


PURPOSE

The purpose of this Code is to protect the interests of our clients and to avoid any appearance that these interests are being compromised. Specifically, the Code is designated to help all employees obey:

         Rule 17j-1 of the Securities and Exchange Commission under the Investment Company Act of 1940 ("1940 Act").
         Article III, Section 27 of the NASD Rules of Fair Practice.
         Section 4n(3)(b) under the Commodity Exchange Act.


REQUIREMENTS FOR PERSONAL SECURITIES TRANSACTIONS

As a Rogge Global Partners employee, you may not purchase securities or purchase or sell options in anticipation of portfolio purchases by Rogge Global Partners. You may not enter into a securities transaction in order to profit from the market effect of Rogge Global Partners' managed portfolio transactions. In addition, you may not engage in transactions that have a negative effect on Rogge Global Partners' portfolios.

REQUIREMENTS FOR CLEARANCE

To make certain securities transactions, you must first receive clearance from a designated person within the company. That person will consider the following key questions concerning your proposed transaction.

- Is your transaction inconsistent with the interests of Rogge Global Partners or any Rogge Global Partners client?
- Will you, because of your transaction, benefit from any transaction being made or being contemplated by Rogge Global Partners for one of it's clients?
-    Does your proposed transaction give any appearance of impropriety?
- The designated person is not required to specify the reasons for his or her decision.


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REQUIREMENTS FOR REPORTS

Certain reports are required under this Code. You must obtain the proper forms for these reports and enter all information requested.

PENALTY FOR CODE VIOLATION

For all employees except Directors of Rogge Global Partners, violation of this Code is grounds for dismissal. The Chairman of the Board - or a person he designates - will decide if a violation should result in dismissal, demotion, suspension or reprimand.

LIABILITY FOR CODE ADMINISTRATION

Rogge Global Partners will attempt to administer this code fairly without interfering in employees' personal activities. However, neither Rogge Global Partners nor anyone associated with Rogge Global Partners assumes any liability for any damages resulting from administering the Code.

EFFECTIVE DATE

This Code of Ethics is effective February 1, 2000.


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                                     PART A

                          PROVISIONS FOR ALL EMPLOYEES

WHO IS COVERED BY PART A

Part A of the Code applies to all employees Rogge Global Partners.

PROHIBITED CONDUCT

Employees may not:

-    Employ any device or scheme to defraud a client of Rogge Global Partners.

- Make a false statement to a client of Rogge Global Partners. Likewise, you cannot omit a fact from a statement that would cause it to be misleading.

- Engage in any act, practice or business activity that would result in fraud or deceit with respect to a client of Rogge Global Partners.

- Engage in any manipulative practice with respect to a client of Rogge Global Partners.

- Trade in securities or other financial instruments in your personal account that would have a negative effect on the price of securities held by a client of Rogge Global Partners.

- Use information concerning trades, or potential trades by Rogge Global Partners, or a client of Rogge Global Partners to benefit your personal trading in securities and other financial instruments.

- Use information which is generally regarded as being non-public in order to arrive a decision to trade in securities (Insider Dealing).

- Conduct activities which are generally regarded as being with intent to achieve Market Manipulation (Section 47 FSA)

- Obtain or seek personal gain from any person associated with Rogge Global Partners or a client of Rogge Global Partners or any Company or individual with which Rogge Global Partners does business.

- Trade in securities, (including, but not limited to, fixed income securities) without first obtaining permission from the Clearance Officer.

-    Advise, induce, cause or assist anyone else to engage in any of the above.


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REPORTING PERSONAL SECURITIES ACCOUNTS

When you join the Company, you are required to file a report listing all securities accounts from which you receive benefits both directly and indirectly. You are responsible for keeping this information updated. This report must contain:

-    The name of the broker/dealer who holds the account.
-    Th exact name of the account.
-    The account number.

REPORTING PERSONAL SECURITIES HOLDINGS

When you join the Company, you are required to file a report listing all securities held in which you have ownership both directly or indirectly. You are responsible for keeping this information updated. The report must contain:

-    The description of the securities
-    The holders name
-    The nominal holding
-    The approximate value

NOTIFICATION OF SECURITIES TRANSACTIONS

For each securities account you currently own for each account you open, you are required to advise your broker/dealer to send duplicate copies of your monthly or quarterly statements to the designated person at Rogge Global Partners. You are also required to advise your broker/dealer to send directly to the Compliance Officer and as soon as is practical after execution, a copy of the trade advice or contract note.

EXCEPTIONS: You are not required to provide statements for the following types of accounts:

-    Transactions in securities issued by the U.S. government.
-    Transactions in bank CDs.
-    Transactions in commercial paper.
-    Transactions in shares of money market mutual funds in any amount.
-    Transactions for any account where you have no influence or control.
- Purchases or redemptions of any mutual fund shares in amounts less than $10,000.


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DEFINITIONS

A "personal securities transaction" means any security or commodity futures transaction where you have a direct or indirect ownership interest. "Security" includes any put, call, straddle, option or privilege or any security, group of securities or index of securities. You are considered to have "direct or indirect ownership interest" of a security if:

-    You hold the security in your name.
- The security is held in the name of your spouse (unless such interest is expressly disavowed in writing) or minor child.
- The security is held in the name of anyone other than a minor child living in your home (unless such interest is expressly disavowed in writing).
- You are able to obtain immediate ownership of or benefits from the security.


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DISCLOSURE OF OUTSIDE EMPLOYMENT

After November 15, 1994, you may not enter into any business arrangement calling for present or future employment or compensation for services without first receiving written permission from Olaf Rogge.
The written permission on disclosure is not required for an interest in a security that is reported according to Part A or that is excluded from the reporting requirements from Part A.


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                                     PART B:

                        PROVISIONS FOR RESTRICTED PERSONS

WHO IS COVERED BY PART B

Part B of the Code applies to all employees.

Part B applies to all personal securities transactions with the following exceptions:

-    Transactions in securities issued by the U.S. government.
-    Transactions in bank CDs
-    Transactions in bankers' acceptances.
-    Transactions in commercial paper.
-    Transactions for any account where you have no influence or control.
- Any equity security transaction of less than $10,000 other than those involving (a) new issues, or (b) options and futures.
- Any fixed-income security transaction of less than $10,000, other than futures and options transactions.
- Any purchase, redemption, or sale of mutual fund shares or interests in a commodity pool.

CLEARANCE REQUIREMENTS

You must obtain written clearance from a designated person at Rogge Global Partners before entering into a transaction. You can obtain clearance only by completing the proper form and submitting it to the appropriate clearance officer.
If clearance is given, you will have three business days to execute the transaction before the clearance expires.


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ADDITIONAL REPORTING REQUIREMENTS

All restricted persons must comply with the reporting requirements in Part A. In addition, you are required to submit no later than February 15 of each year a complete report containing the following information about the previous year:

- Any money received from any source other than from Rogge Global Partners. This includes gifts, loans, or payments for service or property.
- Any goods or property received from any source other than from Rogge Global Partners for which a fair market value was not paid.
- A current list of security holdings in accordance with the requirement on joining the Company

You are not required to report the following:

- Money, property or goods with a total value of less than $10,000 received from any one source.
- Dividends, interest, or other distributions from securities, or the proceeds of sales of securities provided you have reported these securities according to Part A.
-    Interest on bank deposits.
- Money, property or goods from your spouse, former spouse, parent, grandparent, aunt, uncle or child.
- Tax refunds or any other payment from the U.S. Government or any state government.
- Money, property or goods received through an inheritance or an operation of law.
-    Proceeds from the sale of your principal residence.


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ADDITIONAL GUIDANCE FOR CLEARANCE/COMPLIANCE OFFICER

-    All transactions require pre-clearance

- All transactions must be reported by copy contract directly from Broker/Dealer

- Quarterly reports must be filed not later than the 10th business day after each quarter end date for both security transactions and brokerage accounts

-    Annual reports must be filed not later than 15th February each year

-    Prohibited transactions include but are not limited to:

           Securities permitted in fund investment guidelines
           Initial Public Offerings
           Private Placements

- Permission to deal remains in force for a period not exceeding 3 business days

- All files are to be retained for a period not less than 6 years o Code and changes to be Board approved - Individual sign-off required